Exhibit 99.1


                       CERTIFICATION PURSUANT TO
                        18 U.S.C. SECTION 1350
                        AS ADOPTED PURSUANT TO
            SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of The Connecticut Light and Power Company (the "Company") on Form 10-Q for the period ending June 30, 2002 as filed with the Securities and Exchange Commission (the "Report"), we, Cheryl W. Grise, President - Utility Group of Northeast Utilities Service Company, agent for the Company and John H. Forsgren, Executive Vice President and Chief Financial Officer of Northeast Utilities Service Company, agent for the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Cheryl W. Grise
    ---------------------------------------------------------
    (Signature)
    Cheryl W. Grise
    President - Utility Group of
    Northeast Utilities Service Company,
    as Agent for the Company


/s/ John H. Forsgren
    ---------------------------------------------------------
    (Signature)
    John H. Forsgren
    Executive Vice President and Chief
    Financial Officer of Northeast Utilities Service Company,
    as Agent for the Company


August 7, 2002